                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                        Date of Report: November 7, 2001
               (Date of Earliest Event Reported: August 30, 2000)

                         Commission File Number 1-11680

                                   ----------

                          EL PASO ENERGY PARTNERS, L.P.
             (Exact Name of Registrant as Specified in its Charter)

                     Delaware                           76-0396023
           (State or Other Jurisdiction)             (I.R.S. Employer
        of Incorporation or Organization)           Identification No.)


                                El Paso Building
                              1001 Louisiana Street
                              Houston, Texas 77002
                    (Address of Principal Executive Offices)
                                   (Zip Code)

       Registrant's Telephone Number, Including Area Code: (713) 420-2600

Item 2. ACQUISITION OR DISPOSTION OF ASSETS

         On October 18, 2001, we acquired title to and other interests in the Chaco cryogenic natural gas processing plant in northern New Mexico's San Juan Basin for approximately $198.5 million. The total purchase price was composed of a payment of $77 million to a bank group that provided the financing for the facility and $121.5 million to El Paso Field Services, L.P., an El Paso Corporation affiliate, in connection with the execution of a 20-year processing agreement.

         On October 18, 2001, we acquired for approximately $85 million from a subsidiary of El Paso Corporation, the remaining 50% indirect interest that we did not already own in Deepwater Holdings, L.L.C., through which the High Island Offshore System and East Breaks natural gas gathering system became indirectly wholly-owned assets.


Item 7. FINANCIAL STATEMENTS AND EXHIBITS

         (a) Financial statements of business acquired.

         The audited Deepwater Holdings, L.L.C. financial statements as of and for the period ended December 31, 2000 are included in our Annual Report on Form 10-K which is incorporated herein by reference.

         We are providing the unaudited Deepwater Holdings, L.L.C. financial statements as of and for the periods ended June 30, 2001 and 2000.

                  Deepwater Holdings, L.L.C. and Subsidiaries

                  Condensed Consolidated Financial Statements

                 As of June 30, 2001 and December 31, 2000 and

                For the Six Months Ended June 30, 2001 and 2000

                   DEEPWATER HOLDINGS, L.L.C. AND SUBSIDIARIES
                          (A LIMITED LIABILITY COMPANY)

                      CONDENSED CONSOLIDATED BALANCE SHEETS

                                 (In thousands)
                                   (Unaudited)

                                                                June 30,      December 31,
                                                                  2001            2000
                                                                --------      ------------
                                     ASSETS

Current assets
     Cash and cash equivalents                                  $    749        $ 11,481
     Accounts receivable, net                                      8,093          23,650
     Other current assets                                              2          10,997
                                                                --------        --------
         Total current assets                                      8,844          46,128

Property, plant and equipment, net                               156,969         233,235
Other noncurrent assets                                            2,388           4,181
                                                                --------        --------
         Total assets                                           $168,201        $283,544
                                                                ========        ========

                         LIABILITIES AND MEMBERS' EQUITY

Current liabilities
     Accounts payable, net                                      $  6,791        $ 13,496
     Current obligation under capital lease                         --             1,073
     Other current liabilities                                      --            25,393
                                                                --------        --------
         Total current liabilities                                 6,791          39,962

Long-term debt                                                   110,000         157,000
Obligations under capital lease, less current portion               --             8,302
Other noncurrent liabilities                                        --             1,215
                                                                --------        --------
         Total liabilities                                       116,791         206,479

Commitments and contingencies                                       --              --

Members' equity                                                   51,410          77,065
                                                                --------        --------
         Total liabilities and members' equity                  $168,201        $283,544
                                                                ========        ========

                             See accompanying notes.

                   DEEPWATER HOLDINGS, L.L.C. AND SUBSIDIARIES
                          (A LIMITED LIABILITY COMPANY)

                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                                 (In thousands)
                                   (Unaudited)

                                                       Six Months ended June 30,
                                                         2001             2000
                                                       --------         --------
Revenues
     Transportation services                           $ 27,109         $ 27,931
     Liquid transportation services and other               693            1,253
     Dehydration services                                   238            1,129
                                                       --------         --------
                                                         28,040           30,313
                                                       --------         --------
Expenses
     Operations and maintenance                           8,640           13,926
     Depreciation and amortization                        5,632            8,430
     Taxes, other than income taxes                        --                159
                                                       --------         --------
                                                         14,272           22,515
                                                       --------         --------
Operating income                                         13,768            7,798

Other income (expense)
     Interest income                                         28              153
     Interest expense and other financing costs          (4,807)          (3,523)
     Net loss on sales of assets                        (21,044)            --
                                                       --------         --------
Net income (loss)                                      $(12,055)        $  4,428
                                                       ========         ========

                             See accompanying notes.

                   DEEPWATER HOLDINGS, L.L.C. AND SUBSIDIARIES
                          (A LIMITED LIABILITY COMPANY)

                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

                                 (In thousands)
                                   (Unaudited)

                                                     Six Months ended June 30,
                                                       2001             2000
                                                     --------         --------
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)                                    $(12,055)        $  4,428
Adjustments to reconcile net income to net
  cash provided by operating activities:
     Depreciation and amortization                      5,632            8,430
     Net loss on sales of assets                       21,044             --
     Working capital changes, net of effects
        of dispositions                                (6,730)            (468)
     Other                                              1,109            1,372
                                                     --------         --------
            Net cash provided by operating
              activities                                9,000           13,762
                                                     --------         --------
CASH FLOWS FROM INVESTING ACTIVITIES
  Capital expenditures                                 (5,091)         (29,846)
  Proceeds from sales of assets, net
     of cash sold                                      45,959             --
                                                     --------         --------
        Net cash provided by (used in)
          investing activities                         40,868          (29,846)
                                                     --------         --------
CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from issuance of long-term debt              4,000           29,000
  Payments on long-term debt                          (51,000)            --
  Capital contributions from members                      100               63
  Distributions to members                            (13,700)         (15,200)
                                                     --------         --------
        Net cash provided by (used in)
          financing activities                        (60,600)          13,863
                                                     --------         --------
Decrease in cash and cash equivalents:                (10,732)          (2,221)
Cash and cash equivalents:
  Beginning of period                                  11,481            9,166
                                                     --------         --------
  End of period                                      $    749         $  6,945
                                                     ========         ========

                             See accompanying notes.

                   DEEPWATER HOLDINGS, L.L.C. AND SUBSIDIARIES
                          (A LIMITED LIABILITY COMPANY)

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - BASIS OF PRESENTATION AND PRINCIPLES OF CONSOLIDATION

Our December 31, 2000, audited consolidated financial statements, as presented in the El Paso Energy Partners, L.P. 2000 Annual Report on Form 10-K, include a summary of our significant accounting policies and other disclosures. You should read it in conjunction with these financial statements. The condensed consolidated financial statements at June 30, 2001, and for the six months ended June 30, 2001 and 2000, are unaudited. The balance sheet at December 31, 2000, is derived from the audited balance sheet. These financial statements do not include all disclosures required by accounting principles generally accepted in the United States, but have been prepared pursuant to the rules and regulations of the United States Securities and Exchange Commission (SEC). In our opinion, we have made all adjustments, all of which are of a normal recurring nature, to fairly present our interim period results. Information for any interim period may not necessarily indicate the results of operations for the entire year due to the seasonal nature of our businesses. The prior period information includes reclassifications, which were made to conform to the current presentation. These reclassifications have no effect on our reported net income or partners' capital.

Our accounting policies are consistent with those discussed in our 2000 audited financial statements, except as discussed below. You should refer to our 2000 audited financial statements for further discussion of those policies.

Adoption of SFAS No. 133

We adopted Statement of Financial Accounting Standards (SFAS) No. 133, Accounting for Derivative Instruments and Hedging Activities, on January 1, 2001. We did not enter into any derivative contracts on or subsequent to our adoption date.

During the normal course of our business, we may enter into contracts that qualify as derivatives according to SFAS No. 133's definition of a derivative. Accordingly, we evaluate our contracts to determine whether derivative accounting is necessary. Contracts that meet the criteria of a derivative are then evaluated for the normal purchases and normal sales exception. Contracts qualifying as normal purchases and normal sales are documented in order to be excluded from accounting under SFAS No. 133.

For those instruments entered into to hedge risk, and which qualify as hedges under the provisions of SFAS No. 133, the accounting treatment depends on each instruments intended use and how it is designated. In addition to its designation, a hedge must be effective. To be effective, changes in the value of the derivative or its resulting cash flows must substantially offset changes in the value or cash flows of the item being hedged.

NOTE 2 - DISPOSITIONS

In accordance with a Federal Trade Commission (FTC) order related to El Paso Corporation's merger with The Coastal Corporation in January 2001, we agreed to sell Stingray, UTOS, and our West Cameron dehydration facility to several third parties. We sold Stingray and our West Cameron dehydration facility in

                   DEEPWATER HOLDINGS, L.L.C. AND SUBSIDIARIES
                          (A LIMITED LIABILITY COMPANY)

        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 2 - DISPOSITIONS (CONTINUED)

January 2001, and UTOS in April 2001. From these sales, we received cash of approximately $54 million and used the net proceeds to pay down our credit facility. We recognized losses of approximately $21 million as a result of these sales.

The following selected unaudited pro forma information represents our consolidated results of operations on a pro forma basis for the six months ended June 30, 2001 and 2000, as if we sold these assets on January 1, 2000. The pro forma information does not give effect to the losses we incurred on the sales of our assets since these are non-recurring items.

                                        June 30,           June 30,
                                    -----------------  -----------------
                                          2001               2000
                                    -----------------  -----------------
                                              (In thousands)

Operating revenues                   $25,314               $  18,205
Operating income                     $12,011               $   6,297
Net income                           $ 9,231               $   3,180


NOTE 3 - PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment consists of the following:

                                        June 30,         December 31,
                                    -----------------  -----------------
                                          2001               2000
                                    -----------------  -----------------
                                              (In thousands)
Property, plant, and equipment
 at cost
  Pipelines and equipment            $ 536,813             $ 919,193
  Pipelines under construction           3,444                   240
  Pipeline under capital lease               -                 9,778
                                     ---------             ---------
                                       540,257               929,211
    Less accumulated depreciation
         and amortization             (383,288)             (695,976)
                                     ---------             ---------
    Property, plant and equipment,
         net                         $ 156,969             $ 233,235
                                     =========             =========

NOTE 4 - INDEBTEDNESS

We are a party to credit agreements under which we have outstanding obligations that may restrict our ability to pay distributions to our respective owners.

We have a revolving credit facility with a syndicate of commercial banks to provide up to $175 million of available credit, subject to incurrence limitations. At our election, interest under our credit facility is determined by reference to the reserve-adjusted London interbank offer rate, the prime rate or the 90-day average certificate of deposit. As of June 30, 2001, we had approximately $110 million outstanding under our credit facility

                   DEEPWATER HOLDINGS, L.L.C. AND SUBSIDIARIES
                          (A LIMITED LIABILITY COMPANY)

        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 4 - INDEBTEDNESS (CONTINUED)

bearing interest at approximately 5.39% per year, and as of December 31, 2000, we had $157 million outstanding under our credit facility bearing interest at approximately 8.15% per year. A commitment fee is charged on the unused and available to be borrowed portion of our credit facility. This fee was 0.5 percent and 0.475 percent per year at June 30, 2001 and December 31, 2000, respectively. Amounts remaining under our credit facility are available to us for general corporate purposes, including financing capital expenditures and for working capital. Our credit facility can also be utilized to issue letters of credit as may be required from time to time; however, no letters of credit are currently outstanding. The Credit Facility matures in February 2004; is guaranteed by us and is collateralized by substantially all of our assets.

Interest and other financing costs totaled approximately $4.8 million for the six months ended June 30, 2001 and $3.2 million for the six months ended June 30, 2000, net of capitalized interest of $2.1 million for the six months ended June 30, 2000. The unamortized portion of debt issue costs totaled $0.5 million and $0.6 million for the six months ended June 30, 2001 and June 30, 2000, respectively.

NOTE 5 - RELATED PARTY TRANSACTIONS

Transportation and dehydration revenues derived from affiliated companies were $3.5 million for the six months ended June 30, 2001 and $0.5 million for the six months ended June 30, 2000. In addition, several of the operating companies have entered into operations agreements with affiliates for various operational, financial, accounting and administrative services. Total fees billed to the operating companies under these agreements were approximately $6 million and $9 million for the six months ended June 30, 2001 and 2000, respectively.

NOTE 6 - COMMITMENTS AND CONTINGENCIES

We are party to a credit agreement under which we may be restricted from paying distributions to our members.

We are involved from time to time in various claims, actions, lawsuits, and regulatory matters that have arisen in the ordinary course of business, including various rate cases and other proceedings before the Federal Energy Regulatory Commission (FERC).

We, along with several subsidiaries of El Paso Corporation, have been named defendants in actions brought by Jack Grynberg on behalf of the U.S. Government under the False Claims Act. Generally, these complaints allege an industry-wide conspiracy to under report the heating value as well as the volumes of the natural gas produced from federal and Native American lands, which deprived the U.S. Government of royalties. These matters have been consolidated for pretrial purposes (In re: Natural Gas Royalties Qui Tam Litigation, U.S. District Court for the District of Wyoming). In May 2001, the court denied the defendants' motion to dismiss.

                   DEEPWATER HOLDINGS, L.L.C. AND SUBSIDIARIES
                          (A LIMITED LIABILITY COMPANY)

        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 6 - COMMITMENTS AND CONTINGENCIES (CONTINUED)

We have also been named defendants in Quinque Operating Company, et al v. Gas Pipelines and Their Predecessors, et al, filed in 1999 in the District Court of Stevens County, Kansas. This class action complaint alleges that the defendants mismeasured natural gas volumes and heating content of natural gas on non-federal and non-Native American lands. The Quinque complaint was transferred to the same court handling the Grynberg complaint, and has now been sent back to the Kansas State Court for further proceedings. A motion to dismiss this case is pending.

We are also a named defendant in numerous lawsuits and a named party in numerous governmental proceedings arising in the ordinary course of our business.

In September 2001, FERC issued a Notice of Proposed Rulemaking, or NOPR, in which FERC proposes to modify its standards of conduct governing the relationship between interstate pipelines and marketing affiliates of interstate pipelines. In the NOPR, FERC proposed modifications, including that the standards of conduct apply to the pipelines' relationship with all energy affiliates, not just marketing affiliates. Since HIOS is an interstate pipeline as defined by the Natural Gas Act, the proposed regulations, if adopted by FERC, would dictate how HIOS conducts business and interacts with all energy affiliates of El Paso Corporation and us. We cannot predict the outcome of the NOPR, but adoption of the regulations in substantially the form proposed would, at a minimum, place administrative and operational burdens on us. Further, more fundamental changes could be required such as a complete organizational separation or sale of HIOS.

While the outcome of the matters discussed above cannot be predicted with certainty, we do not expect the ultimate resolution of these matters to have a material adverse effect on our financial position, results of operations, or cash flows.

NOTE 7 - NEW ACCOUNTING PRONOUNCEMENTS NOT YET ADOPTED

Business Combinations

In July 2001, the Financial Accounting Standards Board (FASB) issued SFAS No. 141, Business Combinations. This statement requires that all transactions that fit the definition of a business combination be accounted for using the purchase method and prohibits the use of the pooling of interests method for all business combinations initiated after June 30, 2001. This statement also established specific criteria for the recognition of intangible assets separately from goodwill and requires unallocated negative goodwill to be written off immediately as an extraordinary item. This standard will have an impact on any business combination we undertake in the future. We are currently evaluating the effects of this pronouncement on our historical financial statements.

Goodwill and Other Intangible Assets

In July 2001, the FASB issued SFAS No. 142, Goodwill and Other Intangible Assets. This statement requires that goodwill no longer be amortized but should be intermittently tested for impairment at least on an annual basis. Other intangible assets are to be amortized over their useful life and reviewed for impairment in accordance with the provisions of SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed of. An intangible asset with an indefinite useful life can no longer be amortized until its useful life becomes determinable. This statement has various effective dates. The most significant of which is January 1, 2002. We are currently evaluating the effects of this pronouncement.

Accounting for Asset Retirement Obligations

In July 2001, the FASB approved for issuance SFAS No. 143, Accounting for Asset Retirement Obligations. This statement requires companies to record a liability relating

                   DEEPWATER HOLDINGS, L.L.C. AND SUBSIDIARIES
                          (A LIMITED LIABILITY COMPANY)

        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 7 - NEW ACCOUNTING PRONOUNCEMENTS NOT YET ADOPTED (CONTINUED)

to the retirement and removal of assets used in their business. The liability is discounted to its present value, and the related asset value is increased by the amount of the resulting liability. Over the life of the asset, the liability will be accreted to its future value and eventually extinguished when the asset is taken out of service. The provisions of this statement are effective for fiscal years beginning after June 15, 2002. We are currently evaluating the effects of this pronouncement.

Accounting for the Impairment or Disposal of Long-Lived Assets

In October 2001, the FASB issued SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. This statement requires that long-lived assets that are to be disposed of by sale be measured at the lower of book value or fair value less cost to sell. The standard also expanded the scope of discontinued operations that can be distinguished from the rest of the entity and will be eliminated from the ongoing operations of the entity in a disposal transaction. The provisions of this statement are effective for fiscal years beginning after December 15, 2001. We are currently evaluating the effects of this pronouncement.

NOTE 8 - SUBSEQUENT EVENTS

Imbalance Receivables

In August 2001, we wrote off approximately $2.7 million of natural gas imbalances on HIOS, which are reflected in accounts receivable, net in the accompanying condensed consolidated balance sheets, due to uncollectibility.

El Paso Energy Partners, L.P. Acquisition of Deepwater Holdings, L.L.C.

In October 2001, El Paso Energy Partners, L.P. acquired the remaining 50% in us for approximately $85 million, consisting of $30 million cash and $55 million of assumed indebtedness. In conjunction with this transaction, El Paso Energy Partners repaid and terminated our revolving credit facility, which had a balance outstanding of $110 million in October 2001.

         (b) Pro forma financial statements

We are providing the accompanying unaudited pro forma condensed consolidated and combined financial statements to reflect the following transactions as if we completed them as of January 1, 2000:

             o our acquisition of the remaining 50% interest in Deepwater Holdings, L.L.C., and our acquisition of the Chaco cryogenic natural gas processing plant;

             o our acquisition of the Crystal natural gas storage business and the natural gas liquids transportation and fractionation assets; and

             o    our sale of several Gulf of Mexico assets

         The following unaudited pro forma condensed consolidated and combined financial statements as of and for the six months ended June 30, 2001, and for the year ended December 31, 2000, have been prepared based on the historical consolidated balance sheet and the historical consolidated statements of operations of El Paso Energy Partners, L.P. and subsidiaries. The Unaudited Pro Forma Condensed Consolidated and Combined Statements of Operations give effect to the transactions identified below as if they had occurred on January 1, 2000. The Unaudited Pro Forma Condensed Consolidated and Combined Balance Sheet gives effect to the transactions as if they occurred on June 30, 2001.

         The unaudited pro forma condensed consolidated and combined financial statements are not necessarily indicative of our consolidated financial position or results of operations that might have occurred had the transactions been completed at the beginning of the earliest period presented, nor do they necessarily indicate our consolidated operating results and financial position for any future period.

         The accompanying Notes to the Unaudited Pro Forma Condensed Consolidated and Combined Financial Statements explain the assumptions used in preparing the financial information. Accounting policy differences were not material and, accordingly, adjustments have not been included in these statements.

The unaudited pro forma financial information gives effect to the following transactions:

(1) The acquisition in October 2001 of the remaining 50% equity interest that we did not already own in Deepwater Holdings. High Island Offshore System and the East Breaks natural gas gathering system became indirect wholly-owned assets through this transaction. The total purchase price was approximately $85 million, consisting of $30 million cash and $55 million of assumed indebtedness.

(2) The acquisition in October 2001 of title to and other interests in the Chaco cryogenic natural gas processing plant for approximately $198.5 million. The total purchase price was composed of:

             o A payment of $77.0 million to acquire the Chaco plant from the bank group that provided the financing for the facility; and


             o A payment of $121.5 million to El Paso Field Services, L.P., an El Paso Corporation affiliate, in connection with the execution of a 20-year agreement relating to the processing capacity of the Chaco plant and dedication of natural gas gathered by El Paso Field Services.

(3) The acquisition in August 2000 of the salt dome natural gas storage business of Crystal Gas Storage, Inc., from a subsidiary of El Paso Corporation, in exchange for $170 million of Series B 10% Cumulative Redeemable Preference Units. Our historical consolidated financial statements include the accounts and results of operations of Crystal from the purchase date.

(4) The $133 million acquisition in February 2001 of the South Texas natural gas liquids transportation and fractionation (T&F) assets from a subsidiary of El Paso Corporation. Our historical consolidated financial statements include the accounts and results of operations of the T&F assets from the purchase date.

(5) The exclusion of the (i) results of operations of, and losses on the disposition of Deepwater Holdings' interests in the Stingray and UTOS systems, and the West Cameron Dehydration facility; (ii) results of operations and losses on disposition of our interests in Nautilus, Manta Ray Offshore, Nemo, Green Canyon and Tarpon as well as interests in two offshore platforms; and (iii) income we recognized from the payments from El Paso Corporation.

                          EL PASO ENERGY PARTNERS, L.P.
      UNAUDITED PRO FORMA CONDENSED CONSOLIDATED AND COMBINED BALANCE SHEET
                               AS OF JUNE 30, 2001
                                 (IN THOUSANDS)

                                                                                         Pro Forma Acquisition
                                                                                               Adjustments
                                                El Paso Energy     Deepwater       ---------------------------------
                                                Partners, L.P.  Holdings, L.L.C.      Deepwater             Chaco         Combined
                                                  Historical      Historical(A)    Holdings, L.L.C.         Plant         Pro Forma
                                                --------------  ----------------   ----------------       ----------      ----------
ASSETS
Current assets
     Cash and cash equivalents                    $   32,385      $      749          $   30,000 (B)       $ (77,000)(E)  $   33,134
                                                                                         (30,000)(B)          77,000 (E)
                                                                                         110,000 (C)        (121,500)(F)
                                                                                        (110,000)(C)         121,500 (F)



     Accounts receivable, net                         30,526           8,093                                                  38,619

     Other current assets                             10,752               2                                                  10,754
                                                  ----------      ----------          ----------          ----------      ----------
        Total current assets                          73,663           8,844                  --                  --          82,507

Property, plant and equipment, net                   798,026         156,969              14,850 (D)          77,000 (E)   1,046,845

Intangible assets                                                                                            121,500 (F)     121,500
Investments in unconsolidated
     affiliates                                       73,796                              30,000 (B)                          37,536
                                                                                         (66,260)(D)
Other noncurrent assets                               32,699           2,388                                                  35,087
                                                  ----------      ----------          ----------          ----------      ----------
        Total assets                              $  978,184      $  168,201          $  (21,410)         $  198,500      $1,323,475
                                                  ==========      ==========          ==========          ==========      ==========

LIABILITIES AND PARTNERS' CAPITAL
Current liabilities
     Accounts payable                             $   10,590      $    6,791          $       --          $       --      $   17,381
     Other current liabilities                        11,206              --                                                  11,206
                                                  ----------      ----------          ----------          ----------      ----------
        Total current liabilities                     21,796           6,791                  --                  --          28,587

Revolving credit facility                             60,000         110,000              30,000 (B)          77,000 (E)     398,500
                                                                                         110,000 (C)         121,500 (F)
                                                                                        (110,000)(C)
Project finance loan                                  95,000                                                                  95,000
Long-term debt                                       425,000                                                                 425,000
Other noncurrent liabilities                          12,121                                                                  12,121
                                                  ----------      ----------          ----------          ----------      ----------
        Total liabilities                            613,917         116,791              30,000             198,500         959,208
                                                  ----------      ----------          ----------          ----------      ----------

Total partners' capital                              364,267          51,410             (51,410)(D)                         364,267



                                                  ----------      ----------          ----------          ----------      ----------
        Total liabilities and partners'
             capital                              $  978,184      $  168,201          $  (21,410)         $  198,500      $1,323,475
                                                  ==========      ==========          ==========          ==========      ==========

                          EL PASO ENERGY PARTNERS, L.P.
 UNAUDITED PRO FORMA CONDENSED CONSOLIDATED AND COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2000
                     (IN THOUSANDS, EXCEPT PER UNIT AMOUNTS)

                                                                                                      Pro Forma Acquisition
                                                                                    Deepwater              Adjustments
                                              El Paso Energy     Deepwater       Holdings, L.L.C.  ----------------------------
                                              Partners, L.P.  Holdings, L.L.C.     Divestitures       Deepwater         Chaco
                                                Historical     Historical(A)       Adjustments     Holdings, L.L.C.     Plant
                                              --------------  ---------------    ----------------  ----------------  ----------
Operating revenues                             $  112,415       $   67,122          $  (27,252)(G)   $       --      $   35,569(L)
                                               ----------       ----------          ----------       ----------      ----------
Operating expenses
    Purchased natural gas costs                    28,842
    Operations and maintenance, net                13,779           25,279              (7,774)(G)                        7,300(L)
    Depreciation, depletion and amortization       27,743           18,138              (9,312)(G)          491 (I)       9,925(L)
                                               ----------       ----------          ----------       ----------      ----------
                                                   70,364           43,417             (17,086)             491          17,225
                                               ----------       ----------          ----------       ----------      ----------
Operating income (loss)                            42,051           23,705             (10,166)            (491)         18,344
                                               ----------       ----------          ----------       ----------      ----------
Other income
    Earnings (loss) from unconsolidated
      affiliates                                   22,931                               (5,049)(G)       (2,221)(J)

    Other income (loss)                             2,377              532                (146)(G)
                                               ----------       ----------          ----------       ----------      ----------
                                                   25,308              532              (5,195)          (2,221)             --
                                               ----------       ----------          ----------       ----------      ----------
Income before interest, income taxes
    and other charges                              67,359           24,237             (15,361)          (2,712)         18,344
                                               ----------       ----------          ----------       ----------      ----------
Interest and debt expense                          47,072           10,711              (3,472)(H)        7,924 (K)      11,235(M)
                                                                                                         (5,929)(C)
Income tax benefit                                   (305)
Minority interest                                      95
                                               ----------       ----------          ----------       ----------      ----------
                                                   46,862           10,711              (3,472)           1,995          11,235
                                               ----------       ----------          ----------       ----------      ----------
Net income (loss)                                  20,497       $   13,526          $  (11,889)      $   (4,707)     $    7,109
                                               ----------       ==========          ==========       ==========      ==========
Net income (loss) allocated to
    General Partner                                15,578
Net income (loss) allocated to
    Series B unitholders                            5,668
                                               ----------
Net income (loss) allocated to
    limited partners                           $     (749)
                                               ==========
Basic and diluted net income (loss)
    per unit                                   $    (0.03)
                                               ==========
Weighted average number of
    units outstanding                              29,077
                                               ==========

                                                                             Other Gulf of
                                               Pro Forma       Pro Forma      Mexico Asset
                                                Crystal        T&F Asset      Divestiture     Combined
                                              Adjustments     Adjustments     Adjustments    Pro Forma
                                              -----------     -----------    -------------   ----------
Operating revenues                            $   10,528 (N)  $   33,550(R)  $   (2,954)(T)  $  228,978
                                              ----------      ----------     ----------      ----------
Operating expenses
    Purchased natural gas costs                                                                  28,842
    Operations and maintenance, net                4,754 (N)       8,007(R)      (1,552)(T)      49,793
    Depreciation, depletion and amortization       2,683 (N)       3,465(R)      (7,585)(T)      46,461
                                                     913 (O)
                                              ----------      ----------     ----------      ----------
                                                   8,350          11,472         (9,137)        125,096
                                              ----------      ----------     ----------      ----------
Operating income (loss)                            2,178          22,078          6,183         103,882
                                              ----------      ----------     ----------      ----------
Other income
    Earnings (loss) from unconsolidated
      affiliates                                                                 (2,922)(T)      12,739

    Other income (loss)                              151 (N)                       (200)(T)       2,714
                                              ----------      ----------     ----------      ----------
                                                     151              --         (3,122)         15,453
                                              ----------      ----------     ----------      ----------
Income before interest, income taxes
    and other charges                              2,329          22,078          3,061         119,335
                                              ----------      ----------     ----------      ----------
Interest and debt expense                            636 (N)      10,214(S)      (2,890)(T)      66,697
                                                    (494)(P)                     (8,310)(U)
Income tax benefit                                                                  305 (T)          --
Minority interest                                                                     2 (T)          97
                                              ----------      ----------     ----------      ----------
                                                     142          10,214        (10,893)         66,794
                                              ----------      ----------     ----------      ----------
Net income (loss)                             $    2,187      $   11,864     $   13,954          52,541
                                             ===========      ==========     ==========      ----------
Net income (loss) allocated to
    General Partner                                                                              15,899(V)
Net income (loss) allocated to
    Series B unitholders                                                                         17,000(Q)
                                                                                             ----------
Net income (loss) allocated to
    limited partners                                                                         $   19,642
                                                                                             ==========
Basic and diluted net income (loss)
    per unit                                                                                 $     0.68
                                                                                             ==========
Weighted average number of
    units outstanding                                                                            29,077
                                                                                             ==========

                          EL PASO ENERGY PARTNERS, L.P.
 UNAUDITED PRO FORMA CONDENSED CONSOLIDATED AND COMBINED STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 2001
                    (IN THOUSANDS, EXCEPT PER UNIT AMOUNTS)



                                                                                                        Pro Forma Acquisition
                                                                                     Deepwater               Adjustments
                                               El Paso Energy      Deepwater      Holdings, L.L.C.  -----------------------------
                                               Partners, L.P.   Holdings, L.L.C.    Divestitures       Deepwater         Chaco
                                                 Historical      Historical(A)      Adjustments     Holdings, L.L.C.     Plant
                                               --------------   ---------------  ----------------  ----------------   ----------
Operating revenues                                $   99,489       $   28,040       $   (2,726)(G)     $       --      $   17,785(L)
                                                  ----------       ----------       ----------         ----------      ----------
Operating expenses
    Purchased natural gas costs                       33,764
    Operations and maintenance, net                   15,509            8,640             (658)(G)                          3,650(L)
    Depreciation, depletion and amortization          20,295            5,632             (323)(G)            246 (I)       4,963(L)
                                                  ----------       ----------       ----------         ----------      ----------
                                                      69,568           14,272             (981)               246           8,613
                                                  ----------       ----------       ----------         ----------      ----------
Operating income (loss)                               29,921           13,768           (1,745)              (246)          9,172
Other income
    Earnings (loss) from
    unconsolidated affiliates                           (344)                                               9,933 (J)
    Net loss on sales of assets                      (11,251)         (21,044)          21,044 (G)
    Other income (loss)                               26,357               28
                                                  ----------       ----------       ----------         ----------      ----------
                                                      14,762          (21,016)          21,044              9,933              --
                                                  ----------       ----------       ----------         ----------      ----------
Income before interest and taxes                      44,683           (7,248)          19,299              9,687           9,172
                                                  ----------       ----------       ----------         ----------      ----------
Interest expense                                      19,766            4,807                               3,962 (K)       5,618(M)
                                                                                                           (4,807)(C)
Income tax expense (benefit)
Minority interest                                        100
                                                  ----------       ----------       ----------         ----------      ----------
                                                      19,866            4,807               --               (845)          5,618
                                                  ----------       ----------       ----------         ----------      ----------
Net income (loss)                                     24,817       $  (12,055)      $   19,299         $   10,532      $    3,554
                                                  ----------       ==========       ==========         ==========      ==========
Net income (loss) allocated to
    General Partner                                   10,599
Net income (loss) allocated to
    Series B unitholders                               8,786
                                                  ----------
Net income (loss) allocated to
    limited partners                              $    5,432
                                                  ==========
Basic and diluted net income
    per unit                                      $     0.16
                                                  ==========
Weighted average number of
    units outstanding                                 33,270
                                                  ==========


                                                              Other Gulf of
                                                Pro Forma     Mexico Asset
                                                T&F Asset      Divestiture      Combined
                                               Adjustments     Adjustments     Pro Forma
                                               -----------    -------------    ----------
Operating revenues                             $    5,042(R)   $       --      $  147,630
                                               ----------      ----------      ----------
Operating expenses
    Purchased natural gas costs                                                    33,764
    Operations and maintenance, net                 1,368(R)                       28,509
    Depreciation, depletion and amortization          750(R)                       31,563
                                               ----------      ----------      ----------
                                                    2,118              --          93,836
                                               ----------      ----------      ----------
Operating income (loss)                             2,924              --          53,794
Other income
    Earnings (loss) from
    unconsolidated affiliates                                                       9,589
    Net loss on sales of assets                                    11,251 (T)          --
    Other income (loss)                                           (25,504)(T)         881
                                               ----------      ----------      ----------
                                                       --         (14,253)         10,470
                                               ----------      ----------      ----------
Income before interest and taxes                    2,924         (14,253)         64,264
                                               ----------      ----------      ----------
Interest expense                                    1,702(S)           --          31,048
Income tax expense (benefit)                                                           --
Minority interest                                                                     100
                                               ----------      ----------      ----------
                                                    1,702              --          31,148
                                               ----------      ----------      ----------
Net income (loss)                              $    1,222      $  (14,253)         33,116
                                               ==========      ==========      ----------
Net income (loss) allocated to
    General Partner                                                                10,791(V)
Net income (loss) allocated to
    Series B unitholders                                                            8,786
                                                                               ----------
Net income (loss) allocated to
    limited partners                                                           $   13,539
                                                                               ==========
Basic and diluted net income
    per unit                                                                   $     0.41
                                                                               ==========
Weighted average number of
    units outstanding                                                              33,270
                                                                               ==========

NOTES TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS

A This column represents the historical Deepwater Holdings, L.L.C. consolidated balance sheet and statements of operations.

B To record the borrowings under our credit facility and our acquisition of the additional interest in Deepwater Holdings.

C To record (i) the repayment of Deepwater Holdings' credit facility funded by borrowings under our revolving credit facility (ii) the elimination of the historical interest expense for the 6 months ended June 30, 2001 related to Deepwater Holdings' credit facility and (iii) the reduction of interest expense for the year ended December 31, 2000 based on the credit facility's interest rate at June 30, 2001, which was approximately 5.39%. A change in the rate of 0.125% would impact our annual results of operations by approximately $0.1 million.

D To record the eliminating and consolidating entries related to our investment in Deepwater Holdings, as follows:

                                                                 (In thousands)
Our investment in Deepwater Holdings at June 30, 2001            $       36,260
Cash portion of the acquisition of the additional
  Deepwater Holdings' interest                                           30,000
                                                                 --------------
Our total investment balance in Deepwater Holdings
  eliminated as a result of this acquisition                             66,260
Elimination of Deepwater Holdings' equity balance                       (51,410)
                                                                 --------------
Excess purchase price assigned to property, plant
  and equipment                                                  $       14,850
                                                                 ==============

E To record the acquisition of the Chaco plant for approximately $77 million funded by borrowings under our revolving credit facility.

F To record the payment of $121.5 million in connection with the execution of a twenty year agreement with El Paso Field Services, L.P., relating to processing capacity of the Chaco plant and dedication of natural gas gathered by El Paso Field Services. This payment was funded by borrowings under our revolving credit facility.

G To eliminate the results of operations of Stingray, UTOS, and West Cameron Dehydration facility, our associated equity earnings from these assets, and the effect of the non-recurring loss related to the sales of these assets. These assets were sold pursuant to a Federal Trade Commission order related to El Paso Corporation.

H To record the reduction in interest expense as a result of applying net proceeds of $54 million from the sale of Stingray, UTOS, and West Cameron Dehydration to pay down Deepwater Holdings' credit facility. This amount was calculated based on the interest rate on Deepwater Holdings' credit facility at March 31, 2001, which was approximately 6.43%. A change in the rate of 0.125% would impact our annual results of operations by approximately $0.1 million.

I To record depreciation expense associated with the allocation of the excess purchase price assigned to Deepwater Holdings' property, plant and equipment relating to our acquisition of the additional interest in Deepwater Holdings. Such property, plant and equipment will be depreciated on a straight line basis over the remaining useful lives of the assets which approximate 30 years.

J    To eliminate our remaining equity earnings in Deepwater Holdings.

K To record the increase in interest expense due to additional borrowings of $140.0 million under our revolving credit facility to fund the acquisition of El Paso Corporation's 50% interest in Deepwater Holdings and to reduce Deepwater Holdings' credit facility. The amount was calculated based on the interest rate on our revolving credit facility at June 30, 2001, which was approximately 5.66%. A change in the rate of 0.125% would impact our annual results of operations by approximately $0.2 million.

L To record the results of operations of the Chaco plant. In connection with the acquisition of this asset, we secured a fixed rate processing agreement from El Paso Field Services, an affiliate of our General Partner, to process natural gas for the next twenty years. Our pro forma processing revenues are based on the contract price assuming average historical daily volumes for the respective period. We have also entered into a lease agreement with El Paso Field Services, under which we will receive annual lease payments of $5 million. Also, we will incur operating expenses related to the Chaco plant of $7.3 million per year based on our operating agreement. Our depreciation and amortization estimate is based on the total cost of the plant and processing agreement of $198.5 million assuming a remaining 20 year life.

M To record the increase in interest expense due to additional borrowings under our revolving credit facility to fund the acquisition of the Chaco plant for $198.5 million. The amount was calculated based on the interest rate on our revolving credit facility at June 30, 2001, which was approximately 5.66%. A change in the rate of 0.125% would impact our annual results of operations by approximately $0.3 million.

N    To record the results of operations of the Crystal assets acquired.

O To record the additional depreciation expense associated with the allocation of the purchase price to Crystal's natural gas storage facilities. These facilities will be depreciated on a straight-line basis over their remaining useful lives which approximates 30 years.

P To record the reduction in interest expense due to the redemption of Crystal's 8.12% secured guaranteed notes that were not assumed by us.

Q To record additional income allocated to the Series B unitholders of approximately $11.3 million for the year ended December 31, 2000, as a result of the pro forma Crystal transaction.

R To record the results of operations of the transportation and fractionation assets acquired.

S To record the increase in interest expense related to our additional borrowings under our revolving credit facility to fund the acquisition of the NGL transportation and fractionation assets for $133 million. This amount was calculated based on the interest rate on our revolving credit facility at March 31, 2001, which was approximately 7.68%. A change in the rate of 0.125% would impact our annual results of operations by approximately $0.2 million.

T To eliminate the results of operations of Nautilus, Manta Ray Offshore, Nemo, Green Canyon and Tarpon and the effect of the non-recurring items, related to the losses on the sales of these assets and the $25.5 million additional consideration received from El Paso Corporation. These assets were sold pursuant to a Federal Trade Commission order related to El Paso Corporation.

U To record the reduction in interest expense as a result of applying the net proceeds from the equity offering of approximately $108.2 million from the Gulf of Mexico assets sold to paydown our revolving credit facility. The amount was calculated based on the interest rate on our credit facility at March 31, 2001, which was approximately 7.68%. A change in the rate of 0.125% would impact our annual results of operations by approximately $0.1 million.

V To record additional income allocated to our General Partner of approximately $0.3 million for the year ended December 31, 2000, and approximately $0.2 million for the six months ended June 30, 2001, as a result of the pro forma transactions.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       EL PASO ENERGY PARTNERS, L.P.

                                       By:          /s/ D. Mark Leland
                                          --------------------------------------
                                                      D. Mark Leland
                                           Senior Vice President and Controller
                                              (Principal Accounting Officer)


Date: November 7, 2001